Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-233431) on Form S-8 of our report dated June 25, 2024, appearing in this Annual Report on Form 11-K of the Pioneer Bank 401(k) Savings Plan for the year ended December 31, 2023.

/s/ Bonadio & Co., LLP

Syracuse, New York

June 25, 2024